                                                                    EXHIBIT 25.1

                  ------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM T-1

               STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN  APPLICATION  TO DETERMINE  ELIGIBILITY  OF A TRUSTEE
               PURSUANT TO SECTION 305(b)(2)       ___________

                         ------------------------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                    13-4941247
(Jurisdiction of Incorporation or                           (I.R.S. Employer
organization if not a U.S. national bank)                   Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                          10006
(Address of principal                                       (Zip Code)
executive offices)

                              Bankers Trust Company
                              Legal Department
                              130 Liberty Street, 31st Floor
                              New York, New York  10006
                              (212) 250-2201
            (Name, address and telephone number of agent for service)
                        ---------------------------------

BROAD NATIONAL BANCORPORATION                                    BNB CAPITAL TRUST
(Exact name of Registrant as specified in its charter)           (Exact name of Registrant as specified in its charter)


NEW JERSEY                           22-2395057                  DELAWARE                           REQUESTED
(State or other jurisdiction of     (I.R.S. employer             (State or other jurisdiction of    (I.R.S. employer
Incorporation or organization)      Identification no.)          incorporation or organization)     Identification no.)


905 BROAD STREET                                                 c/o BROAD NATIONAL BANCORPORATION
NEWARK, NEW JERSEY 07102                                         905 BROAD STREET
(Address, including zip code                                     NEWARK, NEW JERSEY 07102
 of principal executive offices)                                 (Address, including zip code of
                                                                 principal executive offices)


                    Preferred Securities of BNB Capital Trust
         Junior Subordinated Debentures of Broad National Bancorporation
        Guarantee of Broad National Bancorporation of certain obligations under the Preferred Securities
                       (Title of the indenture securities)

Item   1.         General Information.
                  Furnish the following information as to the trustee.

                 (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                        Address

                  Federal Reserve Bank (2nd District)         New York, NY
                  Federal Deposit Insurance Corporation       Washington, D.C.
                  New York State Banking Department           Albany, NY

                 (b) Whether it is authorized to exercise corporate trust powers.

                           Yes.

Item   2.         Affiliations with Obligor.

                  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None.

Item   3. -15.    Not Applicable

Item  16.         List of Exhibits.

                        Exhibit 1 - Restated Organization Certificate of
                                    Bankers Trust Company dated August 7, 1990,
                                    Certificate of Amendment of the Organization
                                    Certificate of Bankers Trust Company dated
                                    June 21, 1995 Incorporated herein by
                                    reference to Exhibit 1 filed with Form T-1
                                    Statement, Registration No. 33-65171, and
                                    Certificate of Amendment of the Organization
                                    Certificate of Bankers Trust Company dated
                                    March 20, 1996, copy attached.

                        Exhibit 2 - Certificate of Authority to commence
                                    business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


                        Exhibit 3 - Authorization of the Trustee to exercise
                                    corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

                        Exhibit 4 - Existing By-Laws of Bankers Trust
                                    Company, as amended on February 18, 1997,
                                    Incorporated herein by reference to Exhibit
                                    2 filed with Form T-1 Statement,
                                    Registration No. 333-24509

                       Exhibit 5 -  Not applicable.

                       Exhibit 6 -  Consent of Bankers Trust Company
                                    required by Section 321(b) of the Act. -
                                    Incorporated herein by reference to Exhibit
                                    4 filed with Form T-1 Statement,
                                    Registration No. 22-18864.

                       Exhibit 7 -  A copy of the latest report of condition of
                                    Bankers Trust Company dated as of March 31,
                                    1997.

                       Exhibit 8 -  Not Applicable.

                       Exhibit 9 -  Not Applicable.

                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 12th day of June, 1997.


                                   BANKERS TRUST COMPANY



                                   By:  /s/ Kevin Weeks
                                        -------------------------------
                                            Kevin Weeks
                                            Assistant Treasurer

                                    SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 12th day of June, 1997.


                                    BANKERS TRUST COMPANY



                                    By:      Kevin Weeks
                                             Kevin Weeks
                                             Assistant Treasurer

Legal Title of Bank:       Bankers Trust Company              Call Date:   3/31/97      ST-BK:   36-4840           FFIEC 031
Address:                   130 Liberty Street                 Vendor ID: D              CERT:  00623               Page RC-1
City, State    ZIP:        New York, NY  10006                                                                     11
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks March 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                        ---------------
                                                                                                                |  C400       |
                                                              Dollar Amounts in Thousands        |  RCFD    Bil Mil Thou      |
ASSETS                                                                                           |  / / / / / / / / / / / / / / / /
  1.    Cash and balances due from depository institutions (from Schedule RC-A):                            |  / / / / / / / / / /
         a.   Noninterest-bearing balances and currency and coin(1) .............................|   0081            1,589,000|1.a.
         b.   Interest-bearing balances(2) ......................................................|   0071            2,734,000|1.b.
  2.    Securities:                                                                              |  / / / / / / / / / /       |
         a.   Held-to-maturity securities (from Schedule RC-B, column A) ....................... |   1754                    0|2.a.
         b.   Available-for-sale securities (from Schedule RC-B, column D)...................... |   1773            4,433,000|2.b.
  3    Federal funds sold and securities purchased under agreements to resell                    |   1350           26,490,000|3
  4.   Loans and lease financing receivables:                                                    |   / / / / / / / / / /      |
        a.   Loans and leases, net of unearned income (from
             Schedule RC-C)                                     RCFD 2122    15,941,000          |   / / / / / / / / / /      |4.a.
        b.   LESS:   Allowance for loan and lease losses........RCFD 3123       708,000          |   / / / / / / / / / /      |4.b.
        c.   LESS:   Allocated transfer risk reserve ...........RCFD 3128             0          |   / / / / / / / / / /      |4.c.
        d.   Loans and leases, net of unearned income,                                           |   / / / / / / / / / /      |
             allowance, and reserve (item 4.a minus 4.b and 4.c) ................................|   2125           15,233,000|4.d.
  5.   Assets held in trading accounts ..........................................................|   3545           38,115,000|5.
  6.   Premises and fixed assets (including capitalized leases) .................................|   2145              924,000|6.
  7.   Other real estate owned (from Schedule RC-M) .............................................|   2150              188,000|7.
  8.   Investments in unconsolidated subsidiaries and associated companies (from
       Schedule RC-M)                                                                            |   2130              175,000|8.
  9.   Customers' liability to this bank on acceptances outstanding .............................|   2155              618,000|9.
10.   Intangible assets (from Schedule RC-M) ....................................................|   2143               17,000|10.
11.   Other assets (from Schedule RC-F) .........................................................|   2160            4,424,000|11.
12.   Total assets (sum of items 1 through 11) ..................................................|   2170           94,940,000|12.



--------------------------
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:       Bankers Trust Company                       Call Date: 3/31/97  ST-BK:  36-4840         FFIEC  031
Address:                   130 Liberty Street                          Vendor ID: D        CERT:  00623            Page  RC-2
City, State       Zip:     New York, NY  10006                                                                     12
FDIC Certificate No.:      |  0 |  0 |  6 |  2 |  3

Schedule RC--Continued                                                           _________________________________________________
                                                     Dollar Amounts in Thousands        | / / / / / / / /  Bil Mil Thou __       __|

LIABILITIES                                                                             | / / / / / / / / / / / / / / / / /|
13. Deposits:                                                                           |/ / / / / / / / / / / / / / / / / |
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)| RCON 2200            14,450,000  |13.a.
         (1)  Noninterest-bearing(1) ..........RCON 6631          2,917,000..........   |  / / / / / / / / / /             |13.a.(1)

         (2)  Interest-bearing ................RCON 6636         11,533,000..........   |  / / / / / / / / / / / / / / / / |13.a.(2)

    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule     |  / / / / / / / / / / /           |
         RC-E part II)                                                                  | RCFN 2200            23,456,000  |13.b.
         (1)   Noninterest-bearing ...........RCFN 6631           1,062,000             |  / / / / / / / / / / / / / / / / |13.b.(1)

         (2)   Interest-bearing ..............RCFN 6636          22,394,000             |  / / / / / / / / / / / / / / / / |13.b.(2)

14.    Federal funds purchased and securities sold under agreements to repurchase       | RCFD 2800            15,195,000  |14
15.    a.   Demand notes issued to the U.S. Treasury ...................................| RCON 2840               0        |15.a.
       b.   Trading liabilities (from Schedule RC-D)....................................| RCFD 3548      18,911,000        |15.b.
16.    Other borrowed money: (includes mortgage indebtedness and obligations            |  / / / / / / / / / / / / / / /   |
       under capitalized leases):                                                       |  / / / / / / / / / / / / / / /   |
       a.   With original maturity of one year or less .................................| RCFD 2332       7,701,000        |16.a.
       b.   With original maturity of more than one year ...............................| RCFD 2333       4,438,000        |16.b.
17.    Not applicable                                          .........................|                                  |17.
18.    Bank's liability on acceptances executed and outstanding ........................| RCFD 2920         618,000        |18.
19.    Subordinated notes and debentures ...............................................| RCFD 3200       1,226,000        |19.
20.    Other liabilities (from Schedule RC-G) ..........................................| RCFD 2930       3,971,000        |20.
21.    Total liabilities (sum of items 13 through 20) ..................................| RCFD 2948      89,966,000        |21.
                                                                                        |  / / / / / / / / / / / / / / /   |
22.    Not applicable                                                                   |                                  | 22.
EQUITY CAPITAL                                                                          |  / / / / / / / / / / / / / / /   |
23.    Perpetual preferred stock and related surplus ...................................| RCFD 3838         600,000        |23.
24.    Common stock ....................................................................| RCFD 3230       1,002,000        |24.
25.    Surplus (exclude all surplus related to preferred stock) ........................| RCFD 3839         540,000        |25.
26.    a.   Undivided profits and capital reserves .....................................| RCFD 3632       3,241,000        |26.a.
       b.   Net unrealized holding gains (losses) on available-for-sale securities .....| RCFD 8434   (      31,000)       |26.b.
27.    Cumulative foreign currency translation adjustments .............................| RCFD 3284   (     378,000)       |27.
28.    Total equity capital (sum of items 23 through 27) ...............................| RCFD 3210       4,974,000        |28.
29.    Total liabilities, limited-life preferred stock, and equity                      |  / / / / / / / / / /             |
         capital (sum of items 21, 22, and 28) .........................................| RCFD 3300      94,940,000        |29.

Memorandum
To be reported only with the March Report of Condition.

   1.    Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
         for the bank by independent external auditors as of any date during             Number
         1996........................................................................|     RCFD  6724       1           |  M.1


1    =   Independent audit of the bank conducted in accordance                  4    =  Directors' examination of the bank performed

         with generally accepted auditing standards by a certified                      by other external auditors (may be required
         public accounting firm which submits a report on the bank                      by state chartering authority)
2    =   Independent audit of the bank's parent holding company                 5    =  Review of the bank's financial statements by

         conducted in accordance with generally accepted auditing                        external auditors
         standards by a certified public accounting firm which                  6    =  Compilation of the bank's financial
         submits a report on the consolidated holding company                           statements by external auditors
         (but not on the bank separately)                                       7    =  Other audit procedures (excluding tax
3    =   Directors' examination of the bank conducted in                                preparation work)
         accordance with generally accepted auditing standards by a certified   8    =  No external audit work
         public accounting firm (may be required by state chartering authority)

----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               State of New York,

                               Banking Department



         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York,

                     this 21st day of March in the Year of our Lord one thousand
                         -----        -----
                     nine hundred and ninety-six.



                                                    Peter M. Philbin
                                              ------------------------------
                                              Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                           James T. Byrne, Jr.
                                       -----------------------------
                                           James T. Byrne, Jr.
                                           Managing Director


                                           Lea Lahtinen
                                       -----------------------------
                                           Lea Lahtinen
                                           Assistant Secretary

State of New York          )
                           )  ss:
County of New York         )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                           Lea Lahtinen
                                   -----------------------------
                                           Lea Lahtinen

Sworn to before me this 20th day of March, 1996.


         Sandra L. West
--------------------------------
         Notary Public

           SANDRA L. WEST                       Counterpart filed in the
   Notary Public State of New York              Office of the Superintendent of
           No. 31-4942101                       Banks, State of New York,
    Qualified in New York County                This 21st day of March, 1996
Commission Expires September 19, 1996